KemPharm

Q3 2018 Results

November 8, 2018

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2018, and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q3 2018 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Gordon K. "Rusty" Johnson** – Chief Business Officer

KemPharm Leverages its LAT™ Prodrug Technology to Improve the Attributes of Approved Drugs in Large Markets


Approved Drug with Sub-Optimal Properties
Ligand
Prodrug with Improved Attributes
Cleaved Drug through Human Metabolic Process

1) Select FDA-approved and widely prescribed drug for improvement

2) Chemically modify using a ligand to create a prodrug
   - Ligands – GRAS or demonstrated to be safe
   - Prodrugs generate composition-based patents

3) Following ingestion, normal human metabolic processes cleave the ligand and release the active drug

- Generates long-lived **composition-of-matter** patent protection
- Proprietary to KemPharm and **applicable across many therapeutic areas**

Q3 2018 and Recent Highlights

Corporate and Financial

- Entered into license agreement with KVK for the commercialization of APADAZ®
- Announced technology collaboration with twoXAR to develop prodrug-based therapies for multiple disease indications
- Hosted KOL investor event focused on the ADHD treatment landscape
- Completed public offering of 8,333,334 shares of common stock at $3.00 per share and net proceeds of approx. $23.2 million

Q3 2018 and Recent Highlights

Development

- Announced completion and positive topline results from the KP415.E01 Efficacy and Safety Trial in children with Attention Deficit/Hyperactivity Disorder (ADHD)
- Announced positive topline results from the oral and intranasal human abuse potential (HAP) trials of the KP415 Prodrug, or SDX (serdexmethylphenidate), and the completion of the SDX HAP clinical program with positive results from all three trials completed (intravenous, oral and intranasal)
- Presented data from the intranasal and intravenous HAP Trials of SDX at the American Academy of Child & Adolescent Psychiatry meeting

APADAZ® Commercial License Agreement with KVK

- KVK is a private company founded in 2004 and is one of the largest controlled substance manufacturers and distributors in the U.S.
- KVK is granted the exclusive right for all commercial, manufacturing, packaging and distribution activities for APADAZ in the U.S. and will be responsible for regulatory and commercialization-related expenses
- KemPharm eligible to receive up to an estimated $3.4 million in pre-launch payments and cost reimbursements, including a $2.0 million milestone payment upon initial formulary adoption of APADAZ
- KemPharm has the potential to receive an aggregate of up to $53 million in additional milestone payments tied to specified net sales levels
- Net profit share of up to 50% between KemPharm and KVK
- Responsibility for API costs and other materials for manufacturing, validation batches, inventory investments and other launch-specific costs shifted to KVK

APADAZ® Commercialization Strategy

KVK is expected to continue the same strategy for commercializing APADAZ; approach not expected to require the establishment of a large field sales force

Non-traditional PBM and MCO Partnerships

- Pre and post-launch activities include outreach and plan adoption by pharmacy benefit managers (PBM's), managed care organizations (MCO's) and integrated delivery networks (IDN's) for exclusive utilization of APADAZ as an alternative to currently available hydrocodone/acetaminophen products.
- Offer price parity with available generic products in exchange for a preferred formulary position, including most favorable co-pay where possible
- Utilize existing communication systems among PBMs and MCOs and employ novel approaches for outreach to build awareness
- Launch to initially focus on regional "pilots" within a variety of payer types (i.e. commercial, Medicaid, etc.) as early as 2H 2019

KemPharm Prodrug Technology Collaboration with twoXAR

- Technology collaboration to develop prodrug-based therapies for multiple therapeutic areas outside of KemPharm's product focus and core expertise
- Combines KemPharm's LAT™ technology to potentially create new prodrugs with twoXAR's artificial intelligence (AI)-based technology
- Potentially create new prodrugs designed to:
  - Improve profile of drug candidate
  - Generate long-lived composition-of-matter patents
  - Address unmet patient needs
- Under this agreement, KemPharm will begin initial research to discover a prodrug product candidate for Novoxar, a wholly-owned subsidiary of twoXAR
  - KemPharm eligible to receive license fees, milestone payments and royalties on commercial sales of developed product(s)

KemPharm ADHD KOL Investor Event Highlights

- Ann Childress, MD - *"ADHD Treatment Landscape and Using the Laboratory Classroom to Determine Drug Effects"*
  - Presented a review of the ADHD patient and treatment landscape, including key benefits and drawbacks of current ADHD medications and potential opportunities for improvement with examples from the KP415.E01 efficacy study
- Matthew Brams, MD - *"Prescribing ADHD Medications in a Large Outpatient Practice: The Good, The Bad, and the Ugly"*
  - Focused on key unmet needs (faster onset, longer duration, improved tolerability and once-daily dosing) that he believes must be addressed by next-generation ADHD products
- Timothy E. Wilens, MD - *"Nonmedical Use of Prescription Stimulants"*
  - Discussed the prevalence of stimulant misuse and the need for next-generation ADHD medications that reduce abuse potential

KP415 Product Overview

- Prodrug of d-MPH (serdexmethylphenidate) with extended release properties, co-formulated with immediate release d-MPH
- Potential KP415 features and benefits
  - Once-daily dosing
  - Earlier onset and longer duration of therapeutic effect
  - Active metabolism may offer more predictable therapeutic effect
  - Lower abuse potential
  - Patient-friendly dosage form
    - Small capsule size (same as Vyvanse®), easily swallowed
    - May be opened and contents sprinkled on food or mixed into liquids for easier ingestion
- Potential to be first MPH product approved for pre-school ages (4-5 yrs old)
- No generic equivalent product
- Composition-based patent expires in 2032; pending applications, if granted, may potentially expire in 2037; potentially NCE eligible

KP415.E01 Pivotal Efficacy Trial Summary

- KP415.E01 efficacy trial met its primary endpoint
- Secondary endpoints of SKAMP-C, PERMP-A and PERMP-C as measured over time support a 30-minute onset of effect with duration up to 13 hours
- Secondary endpoint of morning and evening behaviors, WREMB-R, as rated by parents are supportive of a 30-minute onset of effect with duration up to 13 hours
- Additional secondary endpoints are also supportive of efficacy, including:
  - ADHD-RS-5
  - Conners 3-P
  - CGI-S, CGI-I
- Effect size calculations show similar clinical effect sizes as literature reported data for products like Vyvanse®, Concerta® and Focalin XR®

KP415 Prodrug (SDX) Human Abuse Potential Trials Summary

- SDX HAP trials were required by FDA to help it determine a recommendation for controlled substance scheduling of the prodrug
- Statistically significant differences in key HAP endpoints were observed between SDX and active comparators for all routes of administration studied:
  - Oral
  - Intranasal
  - Intravenous
- Additional tampering and manipulation data will be included in the KP415 NDA as part of the human abuse potential assessment of SDX

Follow-on Financing Update

- Completed an underwritten public offering of 8.3 million shares on October 10, 2018, receiving net proceeds of approx. $23.2 million
- Offering was strategically timed to improve our balance sheet which we believe may strengthen our negotiating position with potential KP415 and KP484 strategic partners
- Common shares outstanding on September 30, 2018, were 16.0 million; pro forma common shares outstanding post-offering were 24.4 million
- Total cash and investments[1] were $14.1 million as of September 30, 2018, pro forma cash post-offering was approx. $37.3 million

1 - Includes cash, cash equivalents, restricted cash, and marketable securities

Q3 2018 Financial Results

- Q3 2018 net loss of $15.1 million, or $0.94 per basic and diluted share, vs. Q3 2017 net loss of $10.0 million, or $0.68 per basic and diluted share
  - Net loss for Q3 2018 was primarily due to loss from operations of $18.0 million and net interest expense and other items of $1.6 million, partially offset by non-cash fair value adjustment income of $4.5 million
  - Loss from operations increased to $18.0 million for Q3 2018 compared to $9.6 million for Q3 2017, primarily due to an increase of $7.0 million in research and development expenses and severance expense of $1.6 million, partially offset by a decrease of $0.3 million in general and administrative expenses
- As of September 30, 2018, total cash and investments[1] were $14.1 million, which was a decrease of $15.2 million compared to June 30, 2018
- Pro forma total cash and investments[1] post-offering were approx. $37.3M
- Based on the current forecast, existing resources are expected to fund operating expenses and capital expenditure requirements into, but not through, Q3 2019

1 - Includes cash, cash equivalents, restricted cash, and marketable securities

KemPharm Expected Milestones

Product	Event	Date	
KP415 / KP484	IV Human Abuse Potential (HAP) Data	Q2 2018	✓
KP415	Pivotal Efficacy Study Results	Mid-2018	✓
KP415 / KP484	Oral HAP Data	2H 2018	✓
KP415 / KP484	IN HAP Data	2H 2018	✓
APADAZ®	Secure Commercial Partnership	2H 2018	✓
KP415 / KP484	Secure Strategic Partnership	2H 2018	
KP415	NDA Submission	Q1 2019	
KP484	Pivotal Efficacy Study Initiation	2019	
KP484	Pivotal Efficacy Study Results	2019	
APADAZ®	Commercial Launch	2H 2019	
KP484	NDA Submission	1H 2020	

KemPharm's Next Steps

- NDA's for KP415 and KP484 on track for submission in Q1 2019 and 1H 2020, respectively
- Strategic partnering discussions for KP415 and KP484 continue based on:
  - Significant, near-term ADHD prodrug commercial opportunity
  - Differentiated onset and duration efficacy profile
  - Differentiated oral, IV and IN HAP data for SDX
  - Long patent life and potential NCE status
- Goal to announce the terms of a strategic partnership for KP415 and KP484 before the end of 2018
- Accelerate preparation for anticipated 2H 2019 APADAZ® commercial launch:
  - Begin technology and regulatory transfers (NDA) to KVK
  - Support KVK's initiation of validation batches in advance of commercial launch
  - Support KVK's efforts to initiate regional pilot launches as early as 2H 2019